Exhibit 99

Contact:	Kekst and Company
Wendi Kopsick
Jim Fingeroth
(212) 521-4800

FOOTSTAR RECEIVES BANK WAIVER TO FILE ITS FINANCIAL
STATEMENTS AND DISCUSSES ITS LIQUIDITY SITUATION

WEST NYACK, NEW YORK, February 12, 2004 – Footstar, Inc. today reported that it has received a waiver and extension until February 27, 2004 of the requirement to provide financial statements to the syndicate of banks, led by Fleet National Bank, that provide the Company’s $345 million senior secured credit facility.

The Company is in negotiations with its lending syndicate with respect to obtaining necessary liquidity. The Company has also initiated discussions with additional financing sources. In addition, the Company is exploring the possibility of a sale of certain of its assets to obtain liquidity. If none of these alternatives is successful in the near term, the Company will be required to file under Chapter 11 of the U.S. Bankruptcy Code in order to obtain necessary liquidity and restructure its debt.

Footstar, Inc. is a leading footwear retailer. The Company offers a broad assortment of branded athletic footwear and apparel through its two athletic concepts, Footaction and Just For Feet and their websites, www.footaction.com and www.justforfeet.com, and discount and family footwear through licensed footwear departments operated by Meldisco. As of January 3, 2004, the Company operated 433 Footaction stores in 40 states and Puerto Rico, 89 Just For Feet superstores located predominantly in the Southern half of the country, and 2,503 Meldisco licensed footwear departments and 39 Shoe Zone stores. The Company also distributes its own Thom McAn brand of quality leather footwear through Kmart, Wal-Mart and Shoe Zone stores.

Forward-Looking Statement and Discussion of Business Risks: This press release contains forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by their use of words, such as “anticipate,” “estimates,” “should,” “expect,” “guidance,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning, in connection with any discussion of the Company’s financial statements, business, results of operations, liquidity and future operating or financial performance. Factors that could affect the Company’s forward-looking statements include, among other things: the Company’s inability to amend its Credit Facility to get additional availability and to amend the covenants in such facility or sell certain assets by February 27, 2004; the ability of the Company to obtain additional waivers from its senior lenders in the event of a further delay in, or other adverse developments relating to, the restatement, and not experience adverse effects on liquidity in the future; the audit of the restatement adjustments for fiscal years 1997 though 2001; the audit of 2002 and the review of the first three quarters of fiscal year 2003 by KPMG; negative reactions from the Company’s stockholders, creditors or vendors to the results of the investigation and restatement or the delay in providing financial information caused by the investigation and restatement; the Company’s ability to maintain favorable relationships with its vendors, particularly Nike, Reebok and Adidas, that will enable the Company to achieve its cash flow projections; the impact and result of any litigation (including private litigation; any action by the Securities and Exchange Commission or any investigation by any other governmental agency related to the Company or the financial statement restatement process; additional delays in completing the restatement or the amendment of previously filed reports or the filing of reports at the Securities and Exchange Commission; the Company’s ability to manage its operations during and after the financial statement restatement process; the results of the Company’s exploration of strategic alternatives; the Company’s ability to successfully implement internal controls and procedures that ensure timely, effective and accurate financial reporting; the continued effect of Kmart store closings on Meldisco; higher than anticipated employee levels, capital expenditures and operating expenses, including the Company’s ability to reduce overhead and rationalize assets, both generally and with respect to changes being implemented to address the results of the investigation and the restatement; adverse results on the Company’s business relating to increased review and scrutiny by regulatory authorities, media and others (including any internal analyses) of financial reporting issues and practices or otherwise; any adverse developments in existing commercial disputes or legal proceedings; volatility of the Company’s stock price; and intense competition in the markets in which the Company competes.

Because the information herein is based solely on data currently available, it is subject to change as a result of events or changes over which the Company has no control or influence, and should not be viewed as providing any assurance regarding the Company’s future performance. Actual results and performance may differ from the Company’s current projections, estimates and expectations and the differences may be material, individually or in the aggregate, to the Company’s business, financial condition, results of operations, liquidity or prospects. Additionally, the Company is not obligated to make public indication of changes in its forward looking statements unless required under applicable disclosure rules and regulations.

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